December 5, 2013

Cardero Resource Corp.
Suite 2300 – 1177 West Hasting Street
Vancouver, British Columbia V6E 2K3

Attention:	Lawrence Talbot, Vice-President and General Counsel

Dear Sirs:

This Facility Letter amends by restatement and supersedes in its entirety the terms and conditions of the facility letter dated August 28, 2013 entered into by E.L. II Properties Trust (the “Trust”), as the original lender, Cardero Resource Corp. (the “Borrower”), as borrower, and Cardero Coal Ltd. (the “Guarantor”), as guarantor, with respect to the US$500,000 demand line of credit facility provided to the Borrower (the “Original Facility”).

Reference is made to (i) the subscription agreement between the Trust, as purchaser, and the Borrower, as issuer, and as acknowledged and confirmed by the Guarantor, dated August 8, 2013 (the “Trust Subscription Agreement”) and the senior secured note issued by the Borrower and purchased by the Trust in the aggregate amount of US$3,700,000 with an issue date of August 8, 2013 (the “Trust Note”), and (ii) the subscription agreement between Kopple Family Partnership, L.P. (“Kopple LP”), as purchaser, and the Borrower, as issuer, and as acknowledged and confirmed by the Guarantor, dated August 8, 2013 (the “Kopple LP Subscription Agreement”, and together with the Trust Subscription Agreement, the “Subscription Agreements”) and the senior secured note issued by the Borrower and purchased by Kopple LP in the aggregate amount of US$2,000,000 with an issue date of August 8, 2013 (the “Kopple LP Note”, and together with the Trust Note, the “Notes”) (the Notes and the Subscription Agreements, are collectively the “Existing Credit Documents”).

The Trust and Kopple LP (together the “Lenders”) are pleased to provide, as an additional credit facility to the Existing Credit Documents, and as a replacement to the Original Facility, the following credit facility to the Borrower on the terms and conditions set out below.

In this Facility Letter, capitalized terms which are defined in the Existing Credit Documents and not otherwise defined herein are used with the same respective defined meanings. Unless otherwise indicated, all amounts referred to in this Facility Letter are in dollars which are the lawful currency of the United States of America.

1.             LENDERS

E.L. II Properties Trust (the “Trust”) and Kopple Family Partnership, L.P. (“Kopple LP”, and together with the Trust, the “Lenders”)

2.             BORROWER

Cardero Resource Corp. (the “Borrower”)

3.             GUARANTOR

Cardero Coal Ltd. (the “Guarantor”)

4.             LINE OF CREDIT FACILITY

4.1           Borrowers/Amount

$5,000,000 line of credit facility (the “Credit Facility”) provided to the Borrower by the Lenders on a joint and several basis. The outstanding balance of the Credit Facility shall include (i) all amounts advanced by the Lenders to the Borrower from time to time, including any amounts advanced pursuant to the Original Facility and amounts advanced over and above the $500,000 contemplated in the Original Facility, but excluding the outstanding principal under the Notes, and (ii) any outstanding interest that is due and payable under the Notes.

4.2           Purpose

The Credit Facility will be used toward (i) such working capital or other purposes as set out in monthly and annual budgets which have been pre-approved by the Lenders (the “Budgets”), (ii) expenses incurred by Robert Kopple (“Mr. Kopple”) in providing services to the Borrower, (iii) outstanding interest payments that are due and payable under the Original Facility, (iv) outstanding interest payments that are due and payable under the Notes, and (v) repayment of the Trust Note on February 28, 2014, if still outstanding at such time. The Credit Facility will be advanced over time as required by the Borrower pursuant to the Budgets.

4.3           Interest

The Borrower shall pay interest on amounts outstanding under the Credit Facility at the rate of 10% per annum (the “Interest Rate”).

4.4           Repayment

All amounts outstanding under the Credit Facility shall be repaid by the Borrower within 24 months following the Closing Date (“Maturity”). Interest is calculated on the applicable balance at the end of each day, compounded quarterly and is payable in arrears, both before and after Maturity, firstly on December 31, 2013 and quarterly thereafter on the last day of March, June, September and December of each year.

4.5           Prepayment

Amounts outstanding under the Credit Facility may be prepaid by the Borrower, in full or in part, at any time, without notice, penalty or additional fees.

4.6           Availability

The Credit Facility will be made available following satisfaction of the conditions precedent set out in Section 6. The first advance under the Credit Facility on or after the date hereof is to be made on or before December 5, 2013 or such later date agreed to in writing by the parties (the “Closing Date”), failing which either of the Lenders or the Borrower may cancel the Credit Facility.

5.             SECURITY

5.1           Security Documents

The liability, indebtedness and obligations of the Borrower and the Guarantor to the Lenders under the Credit Facility and this Facility Letter (the “Indebtedness”) are evidenced, governed and secured, as the case may be, by the Security Documents and the Guarantee (collectively, the “Documents”).

5.2           Confirmation of Security

Each of the terms and conditions of the Documents shall remain in full force and effect, are hereby ratified and confirmed by each of the Borrower and the Guarantor and shall remain in full force and effect as good and valuable security for, inter alia, payment of the Indebtedness.

6.             CONDITIONS PRECEDENT

6.1           Conditions Precedent for First Advance

It is a condition precedent to the first advance of the Credit Facility, and the continued availability of the Credit Facility, that the Lenders will have received prior to the first advance each of the following in form and content satisfactory to the Lenders:

(a)	this Facility Letter, executed by both the Borrower and the Guarantor; and

(b)	the Documents, executed and, where necessary, registered.

6.2           Conditions Precedent for Subsequent Advances

It is a condition precedent for each advance under the Credit Facility subsequent to the first advance, and to the continued availability of the Credit Facility, that the following conditions shall be satisfied by the Borrower:

(a)	the conditions and deliveries set out in Section 6.1 above shall have been and continue to be satisfied in respect of such advance;

(b)	the representations and warranties contained in this Facility Letter are and shall continue to be true and correct in every material respect;

(c)	the Borrower and the Guarantor are in compliance with their respective covenants and obligations contained herein; and

(d)	no default as set out in Section 8 of this Facility Letter has occurred and is continuing beyond the applicable cure period.

6.3           Deliveries of Borrower for Subsequent Advances

The Borrower will provide the following documents to each of the Lenders each time the Borrower requests an advance to be made under the Credit Facility at least five (5) Business Days prior to the requested advance date:

(a)	Written notice requesting an advance under the Credit Facility which notice shall set out (i) the amount of the requested advance in US$, and (ii) the date the requested advanced is to be made;

(b)	A bring down certificate from the Borrower in the form attached as Schedule A;

(c)	A bring down certificate from the Guarantor in the form attached as Schedule B; and

(d)	A budget, to be approved by the Lenders, containing a breakdown of the Borrower’s intended use of the proceeds of the subject advance.

6.4           Waiver

The terms and conditions stated in this Section 6 are inserted for the sole benefit of the Lenders and may be waived by the Lenders, or either of them, in whole or in part and with or without terms or conditions in respect of all or any advances.

7.             REPRESENTATIONS , WARRANTIES AND COVENANTS

7.1           Representations and Warranties

The representations and warranties of the Borrower and the Guarantor contained in Section 8, as qualified by Section 9, of the Subscription Agreements are and shall be deemed repeated in and shall extend to this Facility Letter, subject to any exceptions thereto as have been disclosed to the Lenders and Mr. Kopple by the Borrower and/or the Guarantor prior to the date hereof.

7.2           Covenants

The covenants of the Borrower and the Guarantor contained in the Existing Credit Documents are and shall be deemed repeated in and shall extend to this Facility Letter. Except as have been disclosed to the Lenders and Mr. Kopple by the Borrower and/or the Guarantor prior to the date hereof, the Borrower and the Guarantor are in compliance with all of the covenants contained in the Existing Credit Documents.

7.3           Additional Representations and Warranties

Each of the Borrower and the Guarantor represent and warrant that:

(a)	no Event of Default has occurred under the Existing Credit Documents;

(b)	neither has received any notice from Luxor with respect to any matter concerning the Borrower; and

(c)	no material adverse change has occurred in the business or affairs of the Borrower or the Guarantor which has not been disclosed to the Lenders.

8.           EVENT OF DEFAULT

Any of the following shall constitute a default under this Facility Letter and the Credit Facility:

(a)	The Borrower does not pay any principal, interest or other amount under the Credit Facility within ten (10) Business Days of the due date thereof;

(b)	The Borrower fails to raise the requisite funds by way of one or more private placements as provided in Section 15.1;

(c)	The Borrower fails to obtain the shareholder approvals as provided in Section 15.2; or

(d)	The Borrower commits an Event of Default (as defined in the Notes) and such Event of Default is not cured within ten (10) Business Days of the Lenders providing notice of same to the Borrower.

9.           ACCELERATION

All amounts payable under this Facility Letter and the Credit Facility, and the Notes, will become immediately due and payable, at the option of the Lenders and upon delivery of written notice to the Borrower, upon the occurrence of a default under Section 8 that is not cured within the applicable cure period.

10.         EXPENSES

The Borrower shall reimburse the Lenders for all reasonable legal fees, due diligence and filings costs incurred in connection with the Credit Facility.

11.         LENDERS’ LIABILITY

The obligations of each of the Lenders under this Facility Letter are joint and several. Each of the Lenders will be responsible for any failure or alleged failure on the part of the other Lender to duly perform its obligations under the terms of this Facility Letter.

12.         AMENDMENTS TO TRUST NOTE

The parties agree that the maturity date for the Trust Note, including accrued and unpaid interest thereon, is hereby extended to the earlier of: (i) February 28, 2014; (ii) the date that is five Business Days after the receipt by the Borrower of a British Columbia Mineral Exploration Tax Credit arising from work done on the Gurantor’s Carbon Creek project in 2012; or (iii) the date on which the Trust accelerates repayment of the debt owing thereunder upon the occurrence of an Event of Default.

13.           WARRANTS

The Borrower agrees that in consideration of the establishment of the Credit Facility the Borrower will issue, as to 50% to each Lender, on a private placement basis:

(a)	on the Closing Date, 28,359,066 transferable common share purchase warrants of the Borrower (the “Initial Warrants”); and

(b)

subject to receipt of requisite approval from the Borrower’s shareholders as provided in Section 15.2, an additional 10,058,330 transferable common share purchase warrants of the Borrower (the “Additional Warrants”), upon receipt from the Lenders of (i) a completed US Securities Certificate, in the form attached as Schedule “C” and (ii) completed Canadian Accredited Investor certificates and completed U.S. Accredited Investor certificates in the forms required by the Borrower in its sole discretion. Upon each advance by the Lenders under the Credit Facility subsequent to the delivery of the foregoing certificates, each Lender will be deemed to have re-executed and re-delivered each of the foregoing certificates as at the date of such advance.

Each of the Initial Warrants and the Additional Warrants shall entitle the holder thereof to subscribe for one common share of the Borrower for a period of seven years from the Closing Date at a price of: (i) CAD 0.10, subject to requisite shareholder approval as provided in Section 15.2; or (ii) failing receipt of such shareholder approval, the five day volume-weighted average price, in CAD, of the common shares of the Borrower on the TSX as at the Closing Date. The Initial Warrants, the Additional Warrants and the common shares of the Borrower issued upon the exercise thereof will be subject to the applicable hold period pursuant to relevant securities legislation and will bear a legend reflecting such hold period.

14.           BOARD REPRESENTATION

14.1         Appointment of Mr. Kopple

Subject to any required acceptances for filing by the TSX, the Board of Directors of the Borrower (the “Board”) will appoint Mr. Kopple to the Board in accordance with section 14.8 of the Articles of the Borrower at such time as Mr. Kopple determines in his sole discretion. Upon such appointment, the Board will invite Mr. Kopple to act as Chairman of the Board.

14.2         Additional Directors

The Borrower agrees that its Board will take such actions to appoint up to two additional directors as put forward by the Lenders at any time following the Closing Date. Further, the Lenders will have the right to nominate, in accordance with the Articles of the Borrower, Mr. Kopple and up to two additional directors for election to the Board (the “Lenders’ Nominees”) for consideration by the shareholders at each annual general meeting of the Borrower for so long as (i) any amount remains owing by the Borrower to either Lender, or (ii) Mr. Kopple and the Lenders (and their affiliates) own at least 25% of the Borrower’s outstanding share capital on a fully diluted basis. The Borrower agrees to include the Lenders’ Nominees in the Borrower’s management information circular with respect to the annual general meeting following any such nomination made by the Lenders and to solicit proxies for the election of such Lenders’ Nominees in conjunction with the other Board nominees. The Lenders acknowledge that the election of any such Lender’s Nominee is within the sole discretion of the shareholders of the Borrower, however the failure of the shareholders to approve the Lender’s Nominees will be a default under the Credit Facility. The Borrower acknowledges that it is the intent of these provisions that, to the extent approved by the shareholders of the Borrower and subject to suitable nominations being made by the Lenders and the consent to act of any Borrower’s Nominees, that a majority of the directors of the Borrower be nominees of the Lenders.

14.3         Acknowledgement of Lenders

The Lenders acknowledge that the Borrower is required to have: (i) at least two, and should have a majority, of independent directors on the Board (as defined in the TSX Company Manual); and (ii) an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee, each composed of at least three independent directors (as defined in National Instrument 52-110 Audit Committees).

15.           OTHER CONDITIONS

15.1         Private Placements

The Borrower will use its reasonable commercial efforts to raise, by way of one or more private placements of equity or subordinated debt, an aggregate minimum net amount of US$2,200,000 by August 1, 2014; the proceeds of which will be used to repay the Kopple LP Note and any accrued interest, if still outstanding at such time.

15.2         Shareholder Approvals

The Borrower will hold its 2014 annual general meeting within 118 days from the Closing Date. At such meeting, in addition to the normal business thereof, the Borrower will seek the approval of its shareholders of: (i) any change of control which may result from any or all of the shares owned or acquired by Mr. Kopple, the exercise by Mr. Kopple of his outstanding options, and the Lenders exercising their warrants as presently held and which will be granted hereunder; (ii) the grant of the Additional Warrants to the Lenders referred to in Section 13 above; (iii) the proposed CAD 0.10 exercise price for the Initial Warrants and the Additional Warrants, and (iv) an amendment of Mr. Kopple’s incentive stock options (the “Stock Options”) to preserve the Stock Options for a period of seven years from the grant thereof in all events.

16.           REGULATORY ACCEPTANCE AND APPROVAL

The Lenders acknowledge that the issuance of the Initial Warrants and the Additional Warrants and the modification of the Stock Options are subject to the acceptance for filing thereof by the TSX; and the Borrower will use its commercially reasonable efforts to obtain such acceptance as expeditiously as possible.

17.           NOTICE

All notices and other communications permitted or required to be given to any of the parties hereto shall be provided in accordance with the Notes.

18.           GOVERNING LAW

This Facility Letter will be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

19.           TIME OF ESSENCE

Time is of the essence of this Facility Letter.

20.           NON-MERGER AND NON-ASSIGNMENT

This Facility Letter will, on execution by the Borrower and the Guarantor, replace all previous term sheets and letters between Lenders, or either of them, and the Borrower with respect to the Credit Facility. The terms and conditions of the Existing Credit Documents and the Documents will not be merged by and will survive the execution of this Facility Letter.

None of the Lenders, the Borrower or the Guarantor may assign all or any of its rights, benefits or obligations under this Facility Letter without the prior written consent of all parties hereto.

21.           FACILITY LETTER GOVERNS

If there is any conflict or inconsistency between the terms and conditions of this Facility Letter and the terms and conditions of any of the Transaction Documents (as defined in the Notes), the terms and conditions of this Facility Letter shall govern. Notwithstanding the foregoing, the inclusion of supplemental rights or remedies in favour of the Lenders, the Borrower or the Guarantor contained in this Facility Letter or any of the Transaction Documents shall be deemed not to be a conflict or inconsistency as contemplated herein.

22.           COUNTERPARTS

This Facility Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. A facsimile, PDF or similar form of any party’s signature hereto will be effective as an original form of such signature.

Yours truly,

THE LENDERS:

	E.L. II PROPERTIES TRUST		KOPPLE FAMILY PARTNERSHIP, L.P.,
by its General Partner,
E.L. II PROPERTIES TRUST

Per:	(signed) Robert Kopple	Per:	(signed) Robert Kopple
	Name: Robert C. Kopple		Name: Robert C. Kopple,
	Title: Trustee		Title: Trustee of the General Partner

Each of the undersigned hereby acknowledges and agrees to the terms and conditions of this Facility Letter as of the date set forth on page one.

THE BORROWER:

CARDERO RESOURCE CORP.

Per:	(signed) Hendrik Van Alphen
Name: Hendrik Van Alphen
Title: President and CEO

THE GUARANTOR:

CARDERO COAL LTD.

Per:	(signed) Keith Henderson
Name: Keith Henderson
Title: President and CEO

SCHEDULE A

OFFICER’S CERTIFICATE
OF
CARDERO RESOURCE CORP.
(the “Corporation”)

DATE:	•

TO:	E.L. II Properties Trust and Kopple Family Partnership, L.P. (together, the “Lenders”)

RE:

Amended and restated facility letter dated December •, 2013 (the “Facility Letter”) providing for a US$5,000,000 credit facility from the Lenders to the Corporation as guaranteed by Cardero Coal Ltd. (the “Guarantor”)

             I, • [name], •[officer position] of the Corporation, do hereby certify, on behalf of the Corporation and not in my personal capacity, that:

1.

I am an officer of the Corporation and as such have full and complete knowledge of the business and affairs of the Corporation and the matters herein set forth. I am authorized to execute this Certificate for and on behalf of the Corporation;

2.

except as has been disclosed to the Lenders and Mr. Kopple by the Corporation and/or the Guarantor prior to the date hereof, the representations and warranties of the Corporation and the Guarantor contained in Section 8, as qualified by Section 9, of the Subscription Agreements (as defined in the Facility Letter) which are deemed to be repeated and extend to the Facility Letter, are true and correct as of the date hereof (except to the extent that such representations and warranties speak as of an earlier date, in which event such representations and warranties were true and correct as of such earlier date); and

3.

except as has been disclosed to the Lenders and Mr. Kopple by the Corporation and/or the Guarantor prior to the date hereof the Corporation has complied in all material respects with its covenants as provided in Section 10 of the Subscription Agreements which are deemed to be repeated and extend to the Facility Letter.

This Certificate is made on the date first written above.

•[name]
•[officer position]
Cardero Resource Corp.

SCHEDULE B

OFFICER’S CERTIFICATE
OF
CARDERO COAL LTD.
(the “Corporation”)

DATE:	•

TO:	E.L. II Properties Trust and Kopple Family Partnership, L.P. (together, the
“Lenders”)

RE:	Amended and restated facility letter (the “Facility Letter”) dated December •, 2013 providing for a US$5,000,000 credit facility from the Lenders to Cardero Resource Corp. (the “Borrower”)

I, n [name], n [officer position] of the Corporation, do hereby certify, on behalf of the Corporation and not in my personal capacity, that:

1.

I am an officer of the Corporation and as such have full and complete knowledge of the business and affairs of the Corporation and the matters herein set forth. I am authorized to execute this Certificate for and on behalf of the Corporation;

2.

except as has been disclosed to the Lenders and Mr. Kopple by the Corporation and/or the Borrower prior to the date hereof the representations and warranties of the Corporation and the Borrower contained in Section 8, as qualified by Section 9, of the Subscription Agreements (as defined in the Facility Letter) which are deemed to be repeated and extend to the Facility Letter, are true and correct as of the date hereof (except to the extent that such representations and warranties speak as of an earlier date, in which event such representations and warranties were true and correct as of such earlier date); and

This Certificate is made on the date first written above.

•[name]
•[officer position]
Cardero Coal Ltd.

SCHEDULE “C”

U.S. SECURITIES CERTIFICATE

TO:	CARDERO RESOURCE CORP. (the “Corporation”)

RE:

Facility Letter Dated December 5, 2013 (“Facility Letter”) with respect to USD 5,000,000 Line of Credit Facility from E.L. II Properties Trust (“Trust”) and Kopple Family Partnership, LP (“Kopple LP”) (collectively, the “Lenders”)

Each of the Lenders understands and agrees that neither the common share purchase warrants to be received by the Lenders pursuant to the Facility Letter (“Warrants”), nor the common shares which may be issued upon the exercise of the Warrants (the “Warrant Shares”) (collectively, the “Securities”) have been nor will they be, registered under the Securities Act of 1933, as amended, of the United States (“1933 Act”), or applicable state securities laws, and the Securities are being offered and sold by the Corporation to the Lenders in reliance upon the safe harbor exemption from 1933 Act registration requirements set forth in Rule 506(b) of Regulation D and pursuant to similar exemption under any applicable state securities laws.

Capitalized terms used in this certificate and defined in the Facility Letter have the meaning ascribed thereto in the Facility Letter unless otherwise defined herein.

Each of the Lenders represents, warrants and covenants (which representations, warranties and covenants shall survive the Closing) to and with the Corporation (and acknowledges that the Corporation is relying thereon) that:

(a)

it is acquiring the Securities for its own account and not with a view to, or for sale in connection with, any distribution thereof, nor with the intention of distributing or reselling the same, provided, however, that by making the representation herein, it does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under applicable securities laws, subject to compliance with the legends that shall be placed on the Warrants pursuant to paragraphs (i) and (j) below;

(b)

it is an “Accredited Investor” as such term is defined in Rule 501 of Regulation D, as promulgated under the 1933 Act and as such term is defined in National Instrument 45-106 adopted by the Canadian Securities Administrators and will, at the request of the Corporation, complete and deliver a Canadian Accredited Investor certificate and a U.S. Accredited Investor certificate in the forms required by the Corporation, in its sole discretion;

(c)	this certificate has been duly authorized, executed and delivered by it, and constitutes a legal, valid, and binding obligation of it enforceable against it in accordance with its terms;

(d)	it is resident in California, United States;

(e)

no finder, broker, agent, or other intermediary has acted for or on its behalf in connection with the negotiation or consummation of the transactions contemplated by the Facility Agreement, and no fee will be payable by it or by the Corporation to any such person in connection with such transactions;

(f)	it has not been provided with a prospectus or with an offering memorandum as defined in the applicable securities laws or any similar document in connection with its acquisition of the Warrants;

(g)	it consents to:

(i) the disclosure of any information about the Lender (“Personal Information”) by the Corporation to the TSX and other applicable regulatory authorities, as required, and

(ii) the collection, use and disclosure of Personal Information by the TSX for such purposes as may be identified by the TSX, from time to time;

(h)	no representation has been made respecting the value or trading price of the Warrants or Warrant Shares;

(i)	certificates representing the Warrants and Warrant Shares will bear the following legends:

“THE SECURITIES REPRESENTED HEREBY [and, for the warrants, add: AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (the “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF CARDERO RESOURCE CORP. (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT; (B) TO THE COMPANY, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS OR (D) WITHIN THE UNITED STATES (1) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR (2) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS PROVIDED THE COMPANY, PRIOR TO SUCH OFFER, SALE OR TRANSFER WITH AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH SECURITIES ARE REGISTERED UNDER THE 1933 ACT OR MAY BE SO OFFERED, SOLD OR TRANSFERRED WITHOUT REGISTRATION UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES”; and

“UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE

THE SECURITY BEFORE APRIL •, 2014 [the date that is four months and one date from the date of issue to be inserted]”.

(j)	the certificate representing the Warrants shall also bear the following legend[s]:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”), HOWEVER THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY, ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTION ON TSX”;

“THE HOLDER OF THIS SECURITY SHALL NOT BE ENTITLED TO EXERCISE ANY WARRANTS REPRESENTED HEREBY AT ANY TIME WHERE, FOLLOWING SUCH EXERCISE, SUCH HOLDER AND ITS ASSOCIATES AND AFFILIATES WOULD HOLD MORE THAN 19.9% OF THE THEN ISSUED AND OUTSTANDING COMMON SHARES OF CARDERO RESOURCE CORP. (THE “CORPORATION”) UNLESS PRIOR APPROVAL OF THE TSX OR THE CORPORATION'S SHAREHOLDERS IS OBTAINED IN ACCORDANCE WITH THE POLICIES OF THE TSX”; and

THESE WARRANTS AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE WARRANTS MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS THESE WARRANTS AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT”;

(k)

it understands that the Warrants may not be exercised by, or for the account or benefit of, a U.S. Person (as defined in Regulation S under the Securities Act) or a person in the United States unless an exemption from the registration requirements of the Securities Act and applicable state securities laws is available to the holder and the holder has furnished an opinion of counsel of recognized standing in form and substance reasonable satisfactory to the Corporation to such effect or, at the Corporation’s option, other evidence of exemption satisfactory to the Corporation; provided, however, that it will not be required to deliver an opinion of counsel in connection with its exercise of the Warrants for its own account at a time when it is an Accredited Investor (as defined in Rule 501 of Regulation D under the Securities Act) and has provided the Corporation with a representation to such effect;

(l)

it understands that the Warrants are being, and the Warrant Shares will be, offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and from the prospectus and registration requirements of Canadian securities laws and that the Corporation is relying upon the truth and accuracy of, and its compliance with, its representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the availability of such exemptions and its eligibility to acquire the Securities, and a consequence of acquiring the Securities pursuant to this exemption, certain protections, rights and remedies provided by securities laws, including statutory rights of rescission or damages, will not be available to it;

(m)

no securities commission or similar regulatory authority has reviewed or passed on the merits of the Warrants or the Warrant Shares, there is no government or other insurance covering the Warrants or the Warrant Shares and there are risks associated with an investment in the Warrants;

(n)

it, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrants, and has so evaluated the merits and risks of such investment;

(o)	it is able to bear the economic risk of an investment in the Warrants and, at the present time, is able to afford a complete loss of such investment;

(p)

it is not acquiring the Warrants as a result of any advertisement, article, notice or other communication regarding the securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement;

(q)

it has been advised to consult its own legal advisors with respect to trading in the Warrants and Warrant Shares and with respect to resale restrictions imposed by applicable securities laws in the jurisdiction in which it;

(r)	is solely responsible for determining and complying with applicable resale restrictions before selling the Warrants or Warrant Shares; and

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(s)	it is aware that it may not be able to resell the Warrants except in accordance with limited exemptions under applicable securities laws.

Each Lender undertakes to notify the Corporation immediately of any change in any representation, warranty or other information relating to the Lender which takes place prior to the Closing.

Name of Lender

Signature of Person Signing

Robert C. Kopple
Print or Type Name and Title of Person Signing

December , 2013
Date of Execution